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                                    EXHIBIT 99(a)
                        WELLS FARGO & COMPANY AND SUBSIDIARIES
                  COMPUTATION OF RATIOS OF EARNINGS TO FIXED CHARGES

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                                                                           Quarter                         Six months
                                                                     ended June 30,                     ended June 30,
                                                            ----------------------             ----------------------
(in millions)                                                  1997           1996                1997           1996
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
EARNINGS, INCLUDING INTEREST ON DEPOSITS (1):
  Income before income tax expense                           $  440         $  662              $1,070         $1,125
  Fixed charges                                                 600            594               1,195            942
                                                             ------         ------              ------         ------
                                                             $1,040         $1,256              $2,265         $2,067
                                                             ------         ------              ------         ------
                                                             ------         ------              ------         ------

Fixed charges (1):
  Interest expense                                           $  569         $  558              $1,131         $  888
  Estimated interest component of net rental expense             31             36                  64             54
                                                             ------         ------              ------         ------
                                                             $  600         $  594              $1,195         $  942
                                                             ------         ------              ------         ------
                                                             ------         ------              ------         ------

Ratio of earnings to fixed charges (2)                         1.73           2.11                1.90           2.19
                                                             ------         ------              ------         ------
                                                             ------         ------              ------         ------

EARNINGS, EXCLUDING INTEREST ON DEPOSITS:
  Income before income tax expense                           $  440         $  662              $1,070         $1,125
  Fixed charges                                                 171            140                 344            247
                                                             ------         ------              ------         ------
                                                             $  611         $  802              $1,414         $1,372
                                                             ------         ------              ------         ------
                                                             ------         ------              ------         ------

Fixed charges:
  Interest expense                                           $  569         $  558              $1,131         $  888
  Estimated interest component of net rental expense             31             36                  64             54
  Less interest on deposits                                     429            454                 851            695
                                                             ------         ------              ------         ------
                                                             $  171         $  140              $  344         $  247
                                                             ------         ------              ------         ------
                                                             ------         ------              ------         ------

Ratio of earnings to fixed charges (2)                         3.57           5.73                4.11           5.55
                                                             ------         ------              ------         ------
                                                             ------         ------              ------         ------
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(1) As defined in Item 503(d) of Regulation S-K.
(2) These computations are included herein in compliance with Securities and
    Exchange Commission regulations.  However, management believes that fixed charge ratios are not meaningful measures for the business of the Company because of two factors.  First, even if there was no change in net income, the ratios would decline with an increase in the proportion of income which is tax-exempt or, conversely, they would increase with a decrease in the proportion of income which is tax-exempt.  Second, even if there was no change in net income, the ratios would decline if interest income and interest expense increase by the same amount due to an increase in the level of interest rates or, conversely, they would increase if interest income and interest expense decrease by the same amount due to a decrease in the level of interest rates.